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                     PIMCO FUNDS: EQUITY ADVISORS SERIES
            AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST


                       WRITTEN INSTRUMENT AMENDING THE
                             AMENDED AND RESTATED
                      AGREEMENT AND DECLARATION OF TRUST
                    OF PIMCO FUNDS: EQUITY ADVISORS SERIES


          WHEREAS, PIMCO Funds: Equity Advisors Series (the "Trust"), Massachusetts business trust, has entered into an agreement and plan of reorganization (the "Agreement") with PIMCO Advisors Funds ("PAF") providing for the acquisition and consolidation of certain series of PAF by the Trust (the "Reorganization"); and

          WHEREAS, in connection with the Reorganization, the Trust's Board of Trustees desires to change the name of certain series of the Trust, establish eight new series of the Trust, and establish three new classes of shares of the Trust, effective as of October 31, 1996, such name changes being contingent upon the consummation of the Reorganization; therefore be it

          RESOLVED, that the undersigned, being a majority of the Trustees of the Trust, acting pursuant to Section 6.2 of the Amended and Restated Agreement and Declaration of Trust, dated May 7, 1993 and subsequently amended on July 15, 1993, October 29, 1993, March 4, 1994, August 12, 1994, November 7, 1994,
November 28, 1995, February 2, 1996, and August 20, 1996 (the "Declaration of Trust"), and having heretofore divided the shares of beneficial interest of the Trust into fourteen separate series (the "Current Funds"), hereby amend the Declaration of Trust to redesignate the names of the Current Funds listed below as follows, such amendment to become effective on the date indicated above:

Old Name                                        New Name
--------                                        --------

NFJ Equity Income Fund                          PIMCO Equity Income Fund
NFJ Diversified Low P/E Fund                    PIMCO Value Fund
NFJ Small Cap Value Fund                        PIMCO Small Cap Value Fund
Cadence Capital Appreciation                    PIMCO Capital Appreciation
 Fund                                            Fund
Cadence Mid Cap Growth Fund                     PIMCO Mid Cap Growth Fund
Cadence Micro Cap Growth Fund                   PIMCO Micro Cap Growth Fund
Cadence Small Cap Growth Fund                   PIMCO Small Cap Growth Fund
Columbus Circle Investors Core                  PIMCO Core Equity Fund
 Equity Fund
Columbus Circle Investors Mid                   PIMCO Mid Cap Equity Fund
 Cap Equity Fund
Parametric Enhanced Equity Fund                 PIMCO Enhanced Equity Fund
Parametric Structured Emerging                  PIMCO Structured Emerging
 Markets Fund                                    Markets Fund
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Blairlogie Emerging Markets Fund                   PIMCO Emerging Markets Fund
Blairlogie International Active                    PIMCO International Developed
 Fund                                               Fund
Balanced Fund                                      PIMCO Balanced Fund

        FURTHER RESOLVED, that the undersigned being a majority of the Trustees of the Trust, acting pursuant to Section 6.2 of the Declaration of Trust, hereby amend the Declaration of Trust by designating and establishing eight additional series to be known as the "PIMCO International Fund", "PIMCO Growth Fund," "PIMCO Target Fund," "PIMCO Renaissance Fund," "PIMCO Opportunity Fund," "PIMCO Innovation Fund," "PIMCO Tax Exempt Fund," and "PIMCO Precious Metals Fund" (collectively, together with the Current Funds, the "Funds") such amendment to become effective upon the date indicated above.

        FURTHER RESOLVED, that the undersigned being a majority of the Trustees of the Trust, acting pursuant to Section 6.2.1 of the Declaration of Trust, having heretofore divided the shares of each series into three classes, hereby amend the Declaration of Trust by dividing the Shares of each Fund into five Classes designated as "Institutional" shares, "Administrative" shares, "Class A" shares, "Class B" shares, and "Class C" shares (the "Classes"), such amendment to become effective upon the date indicated above.

        FURTHER RESOLVED, the Funds and their Classes shall have the following special and relative rights:

   (1) The Funds shall be authorized to invest in cash, securities, instruments and other property as from time to time described in the Trust's then currently effective prospectuses and registration statement under the Securities Act of 1933. Each share of beneficial interest of a Fund ("Share") shall be redeemable, shall be entitled to one vote (or fraction thereof in respect of a fractional Share) on matters on which Shares of the Fund shall be entitled to vote, shall represent a pro rata beneficial interest in the assets allocated to the Fund and shall be entitled to receive its pro rata share of net assets of the Fund upon liquidation of the Fund, all as provided in the Declaration.

   (2) Each Share of a Fund shall be entitled to one vote (or fraction thereof in respect of a fractional Share) on matters on which such shares of the Fund shall be entitled to vote. Shareholders of each Fund shall vote separately as a Fund on any matter, except, consistent with the Investment Company Act of 1940, as amended ("the Act"), and the rules and the Trust's registration statement thereunder, with respect to (i) the election of Trustees, (ii) any amendment of the Declaration of Trust, unless the amendment affects fewer than all Funds or Classes of Shares, in which case only shareholders of the affected Funds or Classes shall vote, and (iii) ratification of
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the selection of auditors, and except when the Trustees have determined that the matter affects only the interests of shareholders of a particular Fund or Class of Shares, in which case only the shareholders of such Fund or Case shall be entitled to vote thereon. In each case of separate voting, the Trustees shall determine whether, for the matter to be effectively acted upon within the meaning of Rule 18f-2 under the Act (or any successor rule) as to a Fund or Class, the applicable percentage (as specified in the Declaration, or the Act and the rules thereunder) of the shares of that Fund or Class alone must be voted in favor of the matter, or whether the favorable vote of such applicable percentage of the shares of each Fund or Class entitled to vote on the matter is required.

        (3) The assets and liabilities of the Trust shall be allocated among the Funds as set forth in Section 6.2 of the Declaration, except that only preexisting Funds shall bear their allocable portion of the remaining unamortized costs incurred and payable in connection with their organization and registration; costs of establishing subsequent Series and of the registration and public offering of their Shares shall be amortized for such Series over the period beginning on the date such costs become payable and ending sixty months thereafter.

        (4) Shares of each Class of each Fund may vary between themselves as to rights of redemption and conversion rights, as may be approved by the Trustees and set out in each Fund's then-current prospectus.

        (5) The Trustees shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of any Fund or Class thereof hitherto or hereafter created, or to otherwise change the special and relative rights of such Fund or Class, provided that such change shall not adversely affect the rights of the Shareholders of such Fund or Class.
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        IN WITNESS WHEREOF, the undersigned have caused these presents to be executed as of the __ day of September, 1996.


------------------------               -------------------------
William D. Cvengros                    Lyman W. Porter
Trustee                                Trustee


------------------------               -------------------------
Richard L. Nelson                      Alan Richards
Trustee                                Trustee
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                            PRESIDENT'S CERTIFICATE

        The undersigned, being the duly appointed, qualified and active President of PIMCO Advisors Institutional Funds (the "Trust"), hereby certifies that Sections 6.2 and 6.2.1 of the Trust's Amended and Restated Agreement and Declaration of Trust dated May 7, 1993 and subsequently amended on July 15, 1993, October 29, 1993, March 4, 1994, August 12, 1994, November 7, 1994,
November 28, 1995, February 2, 1996, and August 20, 1996 (the "Declaration of Trust") have been duly amended in accordance with the provisions of Section 10.4 of the Declaration of Trust.


Date:  September __, 1996

                                       -------------------------------
                                       William D. Cvengros
                                       President